Exhibit 99.1
GTSI Reports Strong Third Quarter Results
Earnings per Share Improves 51%, Revenue Increases 32%
CHANTILLY, VA., November 6, 2008 — GTSI Corp. (NASDAQ: GTSI), an Enterprise IT infrastructure solutions and services provider to government, today announced its financial results for the quarter ended September 30, 2008.
“GTSI delivered a strong quarter across the board. Our company is the healthiest it has been in years. We produced double digit growth in both top and bottom lines. The financial results for the quarter, combined with a large backlog, which we expect to produce revenue in the quarters to come, indicate that the fundamentals of the company continue to improve,” said Jim Leto, Chief Executive Officer of GTSI. “During the quarter we captured many larger opportunities with significant increases in our overall government business. Our solutions and services are helping customers meet their challenging missions and our ability to deliver meaningful value with technology has never been better.”
“In addition to generating net income for the quarter, we turned the corner on profitability for the first nine months of the year,” said Leto. “Revenue is increasing, our expenses are declining and our net income position is improving. We delivered earnings per share of $0.83 in the third quarter of 2008, which is the best in four years. We expect to be profitable for the year ending December 31, 2008 based upon the strength of the third quarter, and the sizeable backlog carried into the fourth quarter.”
Financial Update
For the third quarter of 2008, GTSI reported sales of $257.1 million, a 32% increase over the same period a year ago, and net income of $8.2 million ($0.83 per share) a 49% improvement over net income $5.5 million ($0.55 per share) reported in the third quarter of 2007. Selling, general and administrative expenses for the quarter were $27.5 million, down slightly for the same period in 2007. Gross services revenue for the quarter was up 18% and on a yearly basis up 20%.
Gross margin dollars in the third quarter of 2008 were $34.8 million with gross margin percentage of13.5% in the period, compared to $31.9 million with a gross margin percentage of 16.4% in the third quarter of 2007. Gross margin decline was the result of an increase in product sales for the third quarter of 2008.
“Backlog stood at $284 million with bookings of $490 million at the end of the quarter at a higher margin percentage than we have seen in years. As a result of a concerted effort we have seen operating expenses decline on a year to date basis by $3 million,” said Peter Whitfield, Chief Financial Officer for GTSI. “In addition to the strengthening income statement we also continue to improve our balance sheet with GTSI ending the quarter with only $5 million drawn down on its credit facility.”

Exhibit 99.1
Conference Call
An investor conference call to discuss results for the quarter ended September 30, 2008 is scheduled for 2:00 p.m. Eastern Time November 6, 2008. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through November 6, 2009. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm Eastern Time, November 14, 2008. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 66191670.
About GTSI Corp.
GTSI Corp. provides information technology solutions by offering a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows government agencies to implement solutions of national and local significance quickly and cost effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet governments’ current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at www.GTSI.com/About.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent annual report on Form 10—K and included from time to time in other reports filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com
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Exhibit 99.1
GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,		2008 vs 2007
	2008	2007	Actual	Percentage
SALES
Product	$233,545	$163,227	$70,318	43.1%
Service	15,331	19,183	(3,852)	-20.1%
Financing	8,183	12,632	(4,449)	-35.2%

	257,059	195,042	62,017	31.8%

COST OF SALES
Product	209,896	143,104	66,792	46.7%
Service	8,890	13,235	(4,345)	-32.8%
Financing	3,498	6,810	(3,312)	-48.6%

	222,284	163,149	59,135	36.2%

GROSS MARGIN	34,775	31,893	2,882	9.0%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	27,541	27,637	(96)	-0.3%

INCOME FROM OPERATIONS	7,234	4,256	2,978	70.0%

INTEREST AND OTHER INCOME, NET	969	1,359	(390)	-28.7%

INCOME BEFORE TAXES	8,203	5,615	2,588	46.1%

INCOME TAX BENEFIT (PROVISION)	24	(98)	122	124.5%

NET INCOME	$8,227	$5,517	$2,710	49.1%

EARNINGS PER SHARE
Basic	$0.84	$0.57	$0.27	47.4%

Diluted	$0.83	$0.55	$0.28	50.9%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,791	9,619	172	1.8%

Diluted	9,885	9,991	(106)	-1.1%

Exhibit 99.1
GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Nine Months Ended
	September 30,		2008 vs 2007
	2008	2007	Actual	Percentage
SALES
Product	$504,196	$438,308	$65,888	15.0%
Service	40,599	41,822	(1,223)	-2.9%
Financing	14,254	18,248	(3,994)	-21.9%

	559,049	498,378	60,671	12.2%

COST OF SALES
Product	454,080	388,206	65,874	17.0%
Service	23,422	27,650	(4,228)	-15.3%
Financing	5,961	8,261	(2,300)	-27.8%

	483,463	424,117	59,346	14.0%

GROSS MARGIN	75,586	74,261	1,325	1.8%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	76,243	79,169	(2,926)	-3.7%

LOSS FROM OPERATIONS	(657)	(4,908)	4,251	86.6%

INTEREST AND OTHER INCOME, NET	848	207	641	309.7%

INCOME (LOSS) BEFORE INCOME TAXES	191	(4,701)	4,892	104.1%

INCOME TAX BENEFIT (PROVISION)	61	(350)	411	117.4%

NET INCOME (LOSS)	$252	$(5,051)	$5,303	105.0%

EARNINGS (LOSS) PER SHARE
Basic	$0.03	$(0.53)	$0.56	105.7%

Diluted	$0.03	$(0.53)	$0.56	105.7%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,749	9,549	200	2.1%

Diluted	9,874	9,549	325	3.4%

Exhibit 99.1
GTSI Corp. Consolidated Balance Sheet
(In thousands)
(unaudited)

			Change from December 31,
			2007
	September 30,	December 31,
	2008	2007	Actual	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$—	$829	$(829)	-100.0%
Accounts receivable, net	227,214	165,317	61,897	37.4%
Inventory	34,058	21,577	12,481	57.8%
Deferred costs	4,504	5,615	(1,111)	-19.8%
Other current assets	7,244	5,169	2,075	40.1%

Total current assets	273,020	198,507	74,513	37.5%
Depreciable assets, net	11,960	12,158	(198)	-1.6%
Long-term receivables and other assets	15,632	16,002	(370)	-2.3%

TOTAL ASSETS	$300,612	$226,667	$73,945	32.6%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$5,037	$18,031	$(12,994)	-72.1%
Accounts payable	187,346	84,715	102,631	121.1%
Financed lease debt, current portion	6,528	8,509	(1,981)	-23.3%
Accrued liabilities	13,660	14,725	(1,065)	-7.2%
Deferred revenue	1,673	2,542	(869)	-34.2%

Total current liabilities	214,244	128,522	85,722	66.7%
Long-term debt	—	10,000	(10,000)	-100.0%
Long-term financed lease debt	5,409	9,068	(3,659)	-40.4%
Other liabilities	724	1,364	(640)	-46.9%

Total liabilities	220,377	148,954	71,423	47.9%
Total stockholder’s equity	80,235	77,713	2,522	3.2%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$300,612	$226,667	$73,945	32.6%